As filed with the Securities and Exchange Commission on June 2, 2000
                                                            Registration No. ___


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                                   ----------

                           Global MAINTECH Corporation
             (Exact name of registrant as specified in its charter)

Minnesota                                  41-1523657
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification No.)

                             7578 Market Place Drive
                             Eden Prairie, MN 55344
               (Address of principal executive offices) (Zip Code)

               Global MAINTECH Corporation 1999 Stock Option Plan
                            (Full title of the plan)

                                   Trent Wong
                           Global MAINTECH Corporation
                             7578 Market Place Drive
                             Eden Prairie, MN 55344
                     (Name and address of agent for service)

                                 (612) 944-0400
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
Title of                                Proposed                  Proposed
securities        Amount                maximum offering          maximum aggregate         Amount of
being registered  to be registered(1)   price per share (2)       offering price (2)        registration fee
------------------------------------------------------------------------------------------------------------
Common Stock
(no par value)    1,200,000 shares      $2.2812                   $2,737,440                $722.68
------------------------------------------------------------------------------------------------------------

(1) Pursuant to rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. This registration statement shall also cover any additional shares of common stock which shall become issuable under the 1999 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the registrant's common stock.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) and (c), based upon the average of the high and low prices of the Global MAINTECH Corporation common stock, as reported on the Over the Counter Bulletin Board on May 30, 2000.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by Global MAINTECH Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, as filed April 24, 2000, SEC File No. 0-14692;

         (b) the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2000, as filed May 16, 2000, SEC File No. 0-14692;

         (c) the description of the Company's Common Stock, no par value per share, contained in the Company's Registration Statement on Form 8-A filed on July 5, 1990, SEC File No. 0-14692, and any amendment or report filed for the purpose of updating such description filed prior to the termination of the offering described herein.

         All documents the Company has filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Minnesota statutes, the Company's Bylaws and an officers' and directors' liability insurance policy maintained by the Company may limit the liability of the Company's officers and directors. Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person: (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of

Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

         The Bylaws of the Company provide that the officers and directors of the Company and certain others shall be indemnified to substantially the same extent permitted by Minnesota law. The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7.  Exemption from Registration Claimed.

         No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

         4.1 Third Restated Articles of Incorporation of the Company, including amendment to effect a reverse split in the capital stock of the Company, filed on November 10, 1999 (incorporated herein by reference to the Registrant's Form SB-2, SEC File No. 333-31736).

         4.2 Certificate of Designation of Series D Convertible Preferred Stock, as corrected, filed on December 8, 1999 (incorporated herein by reference to the Registrant's Form SB-2, SEC File No. 333-31736).

         4.3 Certificate of Designation of Series E Convertible Preferred Stock, filed on December 29, 1999 (incorporated herein by reference to the Registrant's Form SB-2, SEC File No. 333-31736).

         4.4 Certificate of Designation of Series F Convertible Preferred Stock, as corrected, filed on April 21, 2000 (incorporated herein by reference to the Registrant's Form SB-2, SEC File No. 333-31736).

         4.5 Bylaws of the Company, as amended (incorporated herein by reference to the Registrant's Form S-1, SEC File No. 33-34894).

         5.1 Opinion of Dorsey & Whitney LLP regarding validity of securities (filed herewith).

         23.1     Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

         23.2     Consent of KPMG LLP (filed herewith).

         24.1     Powers of Attorney (filed herewith).

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Eden Prairie, State of Minnesota, on June 2, 2000.

                                         Global MAINTECH Corporation

                                         By: /s/ Trent Wong
                                             ---------------------------------
                                             Trent Wong
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 2, 2000.

SIGNATURE                               TITLE
---------                               -----

/s/ Trent Wong                          Chief Executive Officer (principal
-------------------------------------   executive officer) and Director
Trent Wong

/s/ James Geiser                        Chief Financial Officer and Secretary
-------------------------------------   (principal financial and accounting
James Geiser                            officer)


*                                       Director
-------------------------------------
David McCaffrey


*                                       Director
-------------------------------------
John E. Haugo


*                                       Director
-------------------------------------
James Watson


*                                       Director
-------------------------------------
William Howdon


*By: /s/ James Geiser
     --------------------------------
     James Geiser
     Attorney-in-fact

                                  EXHIBIT INDEX

                                                                            Page
                                                                            ----


 4.1 Third Restated Articles of Incorporation of the Company, including amendment to effect a reverse split in the capital stock of the Company, filed on November 10, 1999 (incorporated herein by reference to the Registrant's Form SB-2, SEC File No. 333-31736).

 4.2 Certificate of Designation of Series D Convertible Preferred Stock, as corrected, filed on December 8, 1999 (incorporated herein by reference to the Registrant's Form SB-2, SEC File No. 333-31736).

 4.3      Certificate of Designation of Series E Convertible
          Preferred Stock, filed on December 29, 1999
          (incorporated herein by reference to the Registrant's
          Form SB-2, SEC File No. 333-31736).

 4.4 Certificate of Designation of Series F Convertible Preferred Stock, as corrected, filed on April 21, 2000 (incorporated herein by reference to the Registrant's Form SB-2, SEC File No. 333-31736).

 4.5 Bylaws of the Company, as amended (incorporated herein by reference to the Registrant's Form S-1, SEC
          File No. 33-34894).

 5.1 Opinion of Dorsey & Whitney LLP regarding validity of securities (filed herewith).

23.1      Consent of Dorsey & Whitney LLP (included in Exhibit
          5.1).

23.2      Consent of KPMG LLP (filed herewith).

24.1      Powers of Attorney (filed herewith).